PAGE 16
                                                                    EXHIBIT 11

                                    ITT CORPORATION AND SUBSIDIARIES
                                   CALCULATION OF EARNINGS PER SHARE
                                     (In millions except per share)

                                                                        Six Months
                                                                       Ended  June 30,
                                                                   ----------------------
                                                                     1994          1993
                                                                   --------      --------
PRIMARY BASIS -
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . .   $   477      $   442
  ESOP preferred dividends - net of tax. . . . . . . . . . . . .       (17)         (18)
                                                                   -------      -------
  Net income applicable to primary earnings per share. . . . . .   $   460      $   424
                                                                   -------      -------

  Average common shares outstanding. . . . . . . . . . . . . . .       117          119
  Common shares issuable in respect to common stock
    equivalents. . . . . . . . . . . . . . . . . . . . . . . . .         2            2
                                                                   -------      -------
  Average common equivalent shares . . . . . . . . . . . . . . .       119          121
                                                                   -------      -------

Earnings Per Share
  Continuing operations. . . . . . . . . . . . . . . . . . . . .   $  3.74      $  2.76
  Discontinued operations. . . . . . . . . . . . . . . . . . . .       .10          .35
  Extraordinary item . . . . . . . . . . . . . . . . . . . . . .         -          .41
  Cumulative effect of accounting changes. . . . . . . . . . . .       .04            -
                                                                   -------      -------
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . .   $  3.88      $  3.52
                                                                   -------      -------

FULLY DILUTED BASIS -
  Net income applicable to primary earnings per share. . . . . .   $   460      $   424
  ESOP preferred dividends - net of tax. . . . . . . . . . . . .        17           18
  If converted ESOP expense adjustment - net of tax benefit. . .       (10)         (11)
                                                                   -------      -------
  Net income applicable to fully diluted earnings per share. . .   $   467      $   431
                                                                   -------      -------

  Average common equivalent shares . . . . . . . . . . . . . . .       119          121
  Additional common shares issuable assuming full dilution . . .         9            9
                                                                   -------      -------
  Average common equivalent shares assuming full dilution. . . .       128          130
                                                                   -------      -------
Earnings Per Share
  Continuing operations. . . . . . . . . . . . . . . . . . . . .   $  3.51      $  2.61
  Discontinued operations. . . . . . . . . . . . . . . . . . . .       .09          .33
  Extraordinary item . . . . . . . . . . . . . . . . . . . . . .         -          .38
  Cumulative effect of accounting changes. . . . . . . . . . . .       .04            -
                                                                   -------      -------
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . .   $  3.64      $  3.32
                                                                   -------      -------

  The Series N convertible preferred stock is considered a common stock equivalent in 1994 and 1993.
  With respect to options, it is assumed that the proceeds to be received upon exercise are used to acquire common stock of the Corporation.
  The dilutive nature of securities is determined quarterly based on the forecast of annual earnings.